Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

Bright Scholar Education Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)(4)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value $0.00001 per share	Rules 457(c) and (h)	17,835,723	(3)	$0.48875	$8,717,209.62	$0.0001476	$1,286.66
Total Offering Amounts						$8,717,209.62		$1,286.66
Total Fees Previously Paid								$-
Total Fee Offsets								$-
Net Fee Due								$1,286.66

(1)	The Class A ordinary shares of Bright Scholar Education Holdings Limited (the “Registrant”) registered hereunder are represented by the Registrant’s American depositary shares (“ADSs”), each representing four Class A ordinary shares, par value $0.00001 per share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares have been registered under a separate registration statement on Form F-6 (333-217525).

(2)	Represents Class A ordinary shares which are issuable under the 2024 Share Incentive Plan of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from reorganization, recapitalization, share dividend, share split or any similar equity restructuring transaction as provided in the 2024 Share Incentive Plan.

(3)	Represents Class A ordinary shares to be issued pursuant to the 2024 Share Incentive Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$1.955 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on May 14, 2024.

(4)	Any Class A ordinary share covered by an award granted under the 2024 Share Incentive Plan (or portion of an award) that is forfeited, cancelled or otherwise expired for any reason without having been exercised shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares which may be issued under the 2024 Share Incentive Plan.